As filed with the Securities and Exchange Commission on June 17, 2010
Registration No. 333-69594
Effective September 18, 2001

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
____________________

Supertex, Inc.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2328535 (I.R.S. Employer Identification No.)

1235 Bordeaux Drive Sunnyvale, California 94089 (Address of principal executive offices)	94089 (Zip Code)
Supertex, Inc. 2001 Stock Option Plan
(Full title of the plans)
Henry C. Pao President and Chief Executive Officer Supertex, Inc. 1235 Bordeaux Drive Sunnyvale, California 94089 (408) 222-8888 (Name, address and telephone number of agent for service)	Copy to: Stephen M. Wurzburg Pillsbury Winthrop Shaw Pittman LLP 2475 Hanover Street Palo Alto, CA 94304 (650) 233-4500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act.  (Check one)

☐ Large accelerated filer                                                                ☒ Accelerated filer                                           ☐  Non-accelerated filer ☐ Smaller reporting company
(Do not check if smaller
reporting company)

CALCULATION OF REGISTRATION FEE

Not Applicable

____________________

This Post-Effective Amendment No. 1 to Registration Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act.

De-Registration of Securities

On August 14, 2009, Registrant adopted its 2009 Equity Incentive Plan (the “2009 Plan”).  Among the shares reserved for issuance under the 2009 Plan were (a) the 159,509 shares originally reserved under the 2001 Stock Option Plan (the “2001 Plan”) which as of August 14, 2009, were not subject to currently outstanding options under the 2001 Plan and which had not been issued pursuant to the prior exercise of options granted under the 2001 Plan and (b) those of the 1,440,400 shares subject to stock options outstanding under the 2001 Plan as of August 14, 2009, which subsequently lapsed or otherwise terminated prior to exercise.  On June 17, 2010, in Registration Statement number 333-167578 on Form S-8, Registrant registered such 159,509 shares and the 21,760 of such 1,440,400 shares which had been subject to options which had lapsed or otherwise terminated prior to exercise between August 14, 2009, and June 16, 2010.  Effective upon filing of this Post-Effective Amendment No. 1, Registrant hereby de-registers and otherwise removes from registration such 181,269 shares of common stock which had been previously registered under Registration Statement 333-69594.  As additional options lapse under the 2001 Plan, Registrant may register the underlying shares as shares reserved under the 2009 Plan in a post-effective amendment to Registration Statement 333-167578 and may de-register the underlying shares as shares no longer reserved under the 2001 Plan  in a subsequent post-effective amendment to Registration Statement 333-69594.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Sunnyvale, State of California, on the 17th day of June 2010.

Supertex, Inc.

By	/s/ Henry C. Pao
Henry C. Pao
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title**	Date

/s/ Henry C. Pao	President, Chief Executive Officer (Principal Executive Officer),	June 17 2010
Henry C. Pao	Chief Financial Officer (Principal Financial Officer), and Director

/s/ Benedict C.K. Choy*	Senior Vice President and Director	June 17, 2010
Benedict C.K. Choy

/s/ Milton Feng*	Director	June 17, 2010
Milton Feng

/s/ Mark Loveless*	Director	June 17, 2010
Mark Loveless

/s/ Elliott Schlam*	Director	June 17, 2010
Elliott Schlam

/s/ Richard Siegel*	Executive Vice President and Director	June 17, 2010
Richard Siegel

*By Henry C. Pao, as attorney-in-fact	** As of September 18, 2001